UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 16, 2015
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2015 Annual Meeting of Stockholders (the "Annual Meeting") on July 16, 2015. The following proposals were presented to a vote of the stockholders at the Annual Meeting and received the votes indicated:

PROPOSAL 1: ELECTION OF CLASS B DIRECTORS

To elect Laura A. Lee, Thomas J. Sullivan and Lyndon Lea to the Board of Directors, each to serve for a term of three years and until his or her successor is duly elected and qualified at the 2018 Annual Meeting of Stockholders, or such director's earlier death, resignation or removal:

Director	Votes For	Votes Withheld
Laura A. Lee	35,290,307	62,278,984(1)
Thomas J. Sullivan	33,690,575	63,708,427(1)
Lyndon Lea	101,138,025(2)	3,440,662

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstain
73,400,796	6,300,424	64,066,642(3)

PROPOSAL 3: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock disclosed in the proxy statement for the Annual Meeting:

Votes For	Votes Against	Abstain
56,124,621	25,258,215	60,629,794(3)

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(1) Includes 59,994,034 shares withheld (or instructed to be withheld) by Dov Charney.
(2) Includes 59,994,034 shares voted (or instructed to be voted) by Mr. Charney, in accordance with his obligations under that certain Investment Voting Agreement, dated as of March 13, 2009, between Mr. Charney and Lion Capital (Guernsey) II Limited.
(3) Includes 59,994,034 shares that Mr. Charney abstained from voting (or were instructed to be abstained from voting by Mr. Charney).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN APPAREL, INC.

Dated: July 22, 2015	By:	/s/ Hassan N. Natha
	Name:	Hassan N. Natha
	Title:	Executive Vice President and Chief Financial Officer